Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MOGU Inc. of our report dated June 30, 2021 relating to the financial statements, which appears in MOGU Inc.’s Annual Report on Form 20-F for the year ended March 31, 2021.

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

February 14, 2022